UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/26/2009

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23930

Washington	91-1549568
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 623-7612
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 26, 2009, Targeted Genetics Corporation and Alkermes, Inc. executed Amendment No. 4 to Exclusive License Agreement ("Amendment No. 4"), which amends the Exclusive Sublicense Agreement between Targeted Genetics and Alkermes dated June 9, 1999 (as amended, the "Agreement") and is effective May 8, 2009. The Exclusive Sublicense Agreement was previously amended by an Amendment Agreement dated March 12, 2002, Amendment No. 2 to Exclusive License Agreement dated May 29, 2003 and Amendment No. 3 to Exclusive License Agreement dated March 16, 2007.

Amendment No. 4 makes the following material amendments to the Agreement:

- An additional extension of the exclusivity period for the sublicense granted to Targeted Genetics under the Agreement; and

- A grant to the licensor of the license underlying the Agreement, Children's Hospital Research Foundation and Children's Hospital Inc. ("Licensor"), of the right to use the patent rights, products and processes sublicensed to Targeted Genetics under the Agreement for research and/or educational purposes and, subject to specified limitations, to manufacture AAV vectors for use by Licensor and certain non-commercial entities for educational and/or research activities, including clinical trials up to Phase II.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation

Date: May 29, 2009	By:	/s/ David J. Poston
David J. Poston
Vice President Finance and Chief Financial Officer